EXHIBIT 2

FORM OF PARENT VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2004, by and among Juniper Networks, Inc., a Delaware corporation (“Parent”), NetScreen Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (“Stockholder”) of Parent.

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Nerus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company.

B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Reorganization Agreement, all upon the terms and subject to the conditions set forth in the Reorganization Agreement.

C. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of outstanding capital stock of Parent and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of Parent, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

D. In consideration of the execution of the Reorganization Agreement by Company, Stockholder desires to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of Parent acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1(a) hereof), and desires to vote the Shares and any other such shares of capital stock of Parent so as to facilitate the consummation of the Merger.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. Stockholder agrees that, at all times during the period beginning on the date hereof and ending on the Expiration Date (as defined below), Stockholder shall not Transfer (as defined below) any of the Shares or any New Shares (as defined in Section 1(b) hereof), or make any agreement relating thereto, in each case without the prior written consent of Company.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the

Reorganization Agreement, or (ii) the termination of the Reorganization Agreement in accordance with the terms thereof. As used herein, the term “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale (as defined below) or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, excluding (i) any Transfer to a family member or charitable organization if the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Stockholder and delivers a duly signed Proxy (as defined in Section 3), and (ii) any Transfer pursuant to a court order. As used herein, the term “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

(b) New Shares. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of Parent (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and every action or approval by written consent of stockholders of Parent with respect to any of the following, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3), the outstanding Shares and any outstanding New Shares (to the extent any such New Shares may be voted):

(i) in favor of approval of the Merger, the execution and delivery by Parent of the Reorganization Agreement and the adoption and approval of the terms thereof, the issuance of shares of Parent Common Stock (as defined in the Reorganization Agreement) in connection with the Merger (the “Parent Stock Issuance”) and in favor of each of the other actions contemplated by the Reorganization Agreement and the Proxy and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger, Parent Stock Issuance and the transactions contemplated by the Reorganization Agreement; and

(iii) against any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, Parent Stock Issuance or any of the other transactions contemplated by the Reorganization Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2.

3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Company an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares and New Shares.

4. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Company as follows:

(i) Stockholder is the beneficial owner of the Shares, with full power to vote or direct the voting of the Shares for and on behalf of any and all beneficial owners of the Shares.

(ii) As of the date hereof, the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, in each case that would impair Stockholder’s ability to fulfill its obligations under Section 2.

(iii) Stockholder does not beneficially own any shares of capital stock of Parent, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Parent, other than the Shares.

(iv) Stockholder has full corporate power and authority to make, enter into and carry out the terms of this Agreement, the Proxy and any other related agreements to which Stockholder is a party.

5. Additional Documents. Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

6. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

8. Stop Transfer. Parent agrees to make a notation on its records and give instructions to its transfer agent(s) to not permit, at any time during the term of this Agreement, the transfer of any Shares or New Shares, except as permitted pursuant to Section 1(a).

9. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of Stockholder may be assigned to any other person without the prior written consent of the Company.

(c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(d) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(e) Specific Performance; Injunctive Relief. The parties acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service, or (c) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if sent via facsimile (receipt confirmed), in each case, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(i)		if to Parent, to:

JuniperNetworks, Inc.
1194 North Mathilda Ave.
Sunnyvale, California 94089-1206

Attention: Mitchell Gaynor
Telephone: (408) 745-2384
Facsimile: (408) 745-8910

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304

Attention: Larry W. Sonsini
Katharine A. Martin
Facsimile:(650) 493-6811

and to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market
Spear Tower, Suite 3300
San Francisco, California 94105

Attention: Steve L. Camahort
Facsimile: (415) 947-2099

(ii	)	if to Company, to:

NetScreen Technologies, Inc.
805 11th Avenue, Bdlg. 3
Sunnyvale, California 94089
Attention: Vice President, Legal Affairs

Telephone: (408) 543-2100
Facsimile: (408) 543-6760

with a copy to:

Silicon Valley Center

801 California Street

Mountain View, California 94041

Attention: Mathew P. Quilter

Facsimile: (650) 938-5200

(iii) If to Stockholder: To the address for notice set forth on the signature page hereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

(i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

NETSCREEN TECHNOLOGIES, INC.	STOCKHOLDER:

By:
Name:	Signature
Title:

Print Name

JUNIPER NETWORKS, INC.

By:	Address
Name:
Title:	Shares:

Parent Common Stock:
Parent Options:

[SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Juniper Networks, Inc., a Delaware corporation (“Parent”), hereby irrevocably (to the fullest extent permitted by law) appoints Remo Canessa and Thomas Tovar of NetScreen Technologies, Inc., a Delaware corporation (the “Company”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy until the Expiration Date (as defined in the Voting Agreement (as defined below)). The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined in the Voting Agreement).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of February     , 2004, by and among the Company, Parent and Stockholder (the “Voting Agreement”), and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization, dated as of February     , 2004, by and among Parent, Nerus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company (the “Reorganization Agreement”). The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger).

The attorneys and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date (as defined in the Voting Agreement), to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of Parent and in every written consent in lieu of such meeting:

(i) in favor of approval of the Merger, the execution and delivery by Parent of the Reorganization Agreement and the adoption and approval of the terms thereof, the issuance of shares of Parent Common Stock (as defined in the Reorganization Agreement) in connection with the Merger (the “Parent Stock Issuance”), and in favor of each of the other actions contemplated by the Reorganization Agreement and this Proxy and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger, Parent Stock Issuance and the transactions contemplated by the Reorganization Agreement; and

(iii) against any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, Parent Stock Issuance or any of the other transactions contemplated by the Reorganization Agreement.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii) or (iii) above, and Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[Remainder of Page Intentionally Left Blank]

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2

This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date (as defined in the Voting Agreement).

Dated: February     , 2004

Signature

Print Name

Address

Shares:

Parent Common Stock:
Parent Options:

[SIGNATURE PAGE TO PROXY]